Calculation of Filing Fee Tables
S-3
Crescent Energy Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)	92,000,000	$ 12.50	$ 1,150,000,000.00	0.000087	$ 100,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,150,000,000.00		$ 100,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 100,050.00
Offering Note
[1]	1a. The amount of shares registered represents 92,000,000 shares (inclusive of the 30-day option for the underwriters to purchase up to an additional 12,000,000 shares) of Class A common stock, $0.0001 par value per share ("Class A common stock"), of Crescent Energy Company that will be offered for sale pursuant to the final prospectus to which this exhibit is attached. 1b. The proposed maximum aggregate offering price has been calculated based on 92,000,000 shares of Class A common stock multiplied by $12.50 per share, the public offering price. 1c. The registration fee has been calculated in accordance with Rules 457(r) and 456(b) of the Securities Act of 1933, as amended. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission on October 8, 2026 (File No. 333-299357).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,150,000,000.00. The prospectus is a final prospectus for the related offering.